EXHIBIT 5
1010-V
Ameritas Variable Life Insurance Company
A Nebraska Corporation
(AVLIC)

Application for NON-QUALIFIED VARIABLE ANNUITY

Please print clearly in black ink. This form will be photocopied.

1. Policyowner
If a Trust, give Trustee, Trust name & Trust date. All correspondence will be sent to this address.
Full Name______________________________
U.S. Citizen:   __ Yes    __ No
Sex:   __ M    __ F
__ Social Security Number    __ Tax I.D. Number____________________________
Date of Birth______________________________
Date of Trust______________________________
Address: City, State, ZIP______________________________
Day Phone______________________________

JOINT OWNER (OPTIONAL)
Full Name______________________________
U.S. Citizen:   __ Yes    __ No
Sex:  __ M    __ F
__ Social Security Number _________Tax I.D. Number_____________________________
Date of Birth or Trust______________________________
Relationship to Owner______________________________
Address: City, State, ZIP______________________________
Day Phone______________________________

2. Annuitant(s) (If other than Owner) Full Name______________________________
U.S. Citizen: __ Yes __ No
Sex:  __ M    __ F
Social Security Number    ______________________________
Date of Birth or Trust______________________________
Relationship to Owner______________________________
Address: City, State, ZIP______________________________
Day Phone______________________________

JOINT ANNUITANT (OPTIONAL)
Full Name______________________________
U.S. Citizen:   __ Yes    __ No
Sex:  __ M    __ F
Social Security Number   ______________________________
Date of Birth or Trust______________________________
Relationship to Owner______________________________
Address: City, State, ZIP______________________________
Day Phone______________________________

3.  Beneficiary
PRIMARY
Full Name______________________________
Relationship to Owner______________________________
CONTINGENT
Full Name______________________________
Relationship to Owner______________________________

4.  Allocation
Whole percentages only, must total 100%. Funds listed by Advisor/Subadvisor FIDELITY Service Class 2
______%  Equity-Income
______%  Growth
______%  High Income
______%  Overseas
______%  Asset Manager
______%  Investment Grade Bond
______%  Asset Manager: Growth
______%  Contrafund
CALVERT / CVS Trust
______%  Social Balanced
______%  Social Small Cap Growth
______%  Social Mid Cap Growth
______%  Social International Equity
______%  Social Equity
______%  Income
Ameritas Portfolio (Subadvised)
______%  Money Market
ALGER / Alger American Fund
______%  Balanced
______%  Leveraged AllCap
Ameritas Portfolio (Subadvised)
______%  Growth
______%  Income & Growth
______%  MidCap Growth
McSTAY / BRAZOS / Ameritas Portfolio (Subadvised)
______%  Small Capitalization
VAN KAMPEN - Class I
______%  Emerging Markets Equity
______%  Global Value Equity
______%  International Magnum
______%  U.S. Real Estate
MFS / MFS Trust
______%  Utilities
______%  Strategic Income
______%  New Discovery
STATE STREET / Ameritas Portfolio (Subadvised)
______%  Index 500
AMERICAN CENTURY
______%  VP Income & Growth
BABSON / Ameritas Portfolio (Subadvised)
______%  Small Company Equity
INVESCO
______%  Dynamics
HARRIS / OAKMARK / Ameritas Portfolio (Subadvised)
______%  Select
SALOMON BROTHERS
______%  Variable All Cap
SUMMIT
______%  Nasdaq-100 Index
______%  Russell 2000 Small Cap Index
______%  S&P MidCap 400 Index
THIRD AVENUE
______%  Value
DREYFUS (Service Shares)
______%  MidCap Stock
THORNBURG / Ameritas Portfolio (Subadvised)
______%  Core Strategies
   100  %         TOTAL

5.  Premium Payment
All premium checks must be made payable to the Company. Do not make check payable to the agent or leave the payee blank.

Initial Premium With Application    $_____________________

6.  Endorsements/Corrections Home Office use only
Changes in the amount, age at issue, classification, plan of insurance or benefits must be agreed to in writing by me. Any other corrections noted shall be binding without my written agreement.

7.  Suitability Information
To be completed only by Registered Representatives of Ameritas Investment Corp. Complete in Proposed Owner's presence.

Applicants are urged to supply information in order that the agent may make an informed judgment as to the suitability for a particular purchaser of a variable annuity. If the Applicant chooses not to do so, the agent must complete the following items to the best of his/her knowledge.

__ Check this box if the information was not provided by the Applicant.

a. Income for the past 12 months $__________
b. Projected income for the next 12 months $__________
c. Tax Bracket _________%
d. Approximate net worth (excluding home) $__________
e. Is the Proposed Owner(s) in good health on the application date?
__ Yes  __ No (If no, explain) ______________________________
Annuitant(s)? __ Yes    __ No  (If no, explain) ______________________________
f. Owner's Occupation(s) ______________________________
g. Employer Name and Address        ______________________________

Investment Objectives: Check at least one. Multiple objectives can ranked based on importance to you. Primary = 1, Secondary = 2, etc.
___Long Term Gain ___Short Term Gain        ___Income
___Tax Advantaged ___Safety of Principal

Risk Tolerance: Rank based on your level of risk. Tolerable = 1, least Tolerable = 4.
___Low Risk   ___Moderate Risk   ___Speculative Risk   ___High Risk

All Registered Representatives must provide their Broker/Dealer with client information applicable to suitability. (See your Broker/Dealer for details.)

Supervisory Principal's Signature______________________________

8.  Telephone Authorization
Unless waived, the Policyowner and Representative will have automatic telephone transfer authorization.
 __ I do NOT want telephone transfer authorization.
 __ I do NOT give my Registered Rep transfer authorization.
 __ I hereby authorize and direct AVLIC to make allowable transfers of funds or reallocation of net premiums among available subaccounts based upon instructions received by telephone from (a) me, as Policyowner, (b) my Registered Representative in Section 11, and (c) the person(s) named below. AVLIC will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. AVLIC will employ reasonable procedures, including requiring the policy number to be stated, tape recording all instructions, and mailing written confirmations. If AVLIC does not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, AVLIC may be liable for any losses due to unauthorized or fraudulent instructions.

Name per (c) above______________________________
Social Security Number______________________________
Address______________________________

(This is not to be used for Fee Advisor authorization)
I understand: a) all telephone transactions will be recorded; and b) this authorization will continue in force until the authorization is revoked by either AVLIC or me. The revocation is effective when received in writing or by telephone by the other party.

9.  Replacement
Do you have any existing life insurance or annuities?
__ Yes    __ No
Will this annuity replace any existing life insurance or annuity?
__ Yes    __ No
Company______________________________
Policy No. ______________________________


FOR YOUR PROTECTION, PLEASE READ THE FOLLOWING NOTICE:
We are required to advise you of the following: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

NOTE FOR TENNESSEE RESIDENTS: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

10.  Policy Delivery
If not completed, policy will be sent to owner.
Send to:  __ Owner   __ Representative

11.  Representative/Dealer Information
Schedule Type:     __ A
Representative Name______________________________    Code_____________________
 (please print)
Representative Name______________________________    Code_____________________
 (please print)
Agency/Broker Dealer______________________________   Code_____________________
 (please print)

12.  Questions
If you have questions when completing this application or on other supporting documents, please call 1-800-634-8353.

If Ameritas has questions concerning this application, whom should we call at your office?
Name_____________________
(please print)
Phone_____________________     Fax_____________________
E-mail_____________________

13.  Mail Application to:
Ameritas Variable
Life Insurance Company
P.O. Box 82550 Lincoln, NE 68501-2550 FAX#: 402-467-6153

Overnight Deliveries:
Ameritas Variable
Life Insurance Company
5900 "O" Street
Lincoln, NE 68510

IMPORTANT:  MAKE ALL CHECKS PAYABLE ONLY TO
AMERITAS VARIABLE LIFE INSURANCE COMPANY

1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained above are full, complete, and true.
2. I (We) certify that the Social Security or taxpayer identification number shown above is correct.
3. I (We) understand that policy values may increase or decrease according to the investment experience of the Separate Account and that the dollar amounts are not guaranteed. I (We) believe this policy is appropriate to meet my investment objectives and anticipated financial needs.
4. The Annuity Date is the later of five policy years or age 85 unless otherwise requested.
5. I (We) have been given a current Prospectus for this variable annuity which explains insurance-related charges.

Dated and Signed at

CITY______________________________   STATE______________________________
on this Date______________________________
Signature of Owner ______________________________
Title of Officer or Trustee(s) ___________________________
Signature of Joint Owner___________________________
Title of Officer or Trustee(s) ___________________________
Signature of Annuitant if other than Owner___________________________ Signature of Joint Annuitant___________________________

REGISTERED REPRESENTATIVE STATEMENT: (Must check appropriate box.)

To your knowledge, does the applicant have existing life insurance or annuity policies?
__ Yes    __ No

Do you have any knowledge or reason to believe that replacement of existing insurance or annuity coverage may be involved?
__ Yes    __ No

(If yes, give details in Section 9 and complete any state required replacement forms.)
Did you see each Proposed Insured at the time of application completion?
__ Yes    __ No

You must positively identify the Owner with a government-issued picture form of identification (I.D.). Examples of acceptable forms are: Driver's License, Passport, Military I.D., Green Card.
You must also obtain a copy of the government-issued I.D. and submit it with this application. If it is not possible to obtain a copy, you must provide the following information:

What form of I.D. did you use? ___________________________
I.D. #___________________________     Expiration Date _________________________

What was or will be the source of funds used to apply for the policy?
__ Checking Account?  __ Savings Account?  __ Proceeds from Investments?
__ Inheritance?  __ Other

I certify that: (1) the information provided by the owner has been accurately recorded; (2) a current prospectus was delivered; and (3) I have reasonable grounds to believe the purchase of the policy is suitable for the owner.

Signature of Registered Representative/Agent___________________________ Print Name Here___________________________